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                                                                  EXHIBIT 10.16

                SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE


     This Separation Agreement and Mutual General Release ("Agreement") is made by and between Gene E. Burleson ("Employee") and Vitalink Pharmacy Services, Inc. ("Vitalink"), this 24th day of July 1997.

     In consideration of the covenants undertaken and the mutual releases contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employee and Vitalink agree as follows:

     1. Resignation Date. The Employee acknowledges that his last day of employment with Vitalink shall be August 1, 1997 ("Separation Resignation Date") and that this document acknowledges Employee's resignation of his position as Chief Executive Officer of Vitalink and his position from the Vitalink Board of Directors effective as of the sooner of the conclusion of the scheduled Vitalink Board Meeting on the Separation Resignation Date or 11:59 p.m. on the Separation Resignation Date provided, however, in no event shall such resignation become effective until the payments due under Paragraphs 2(A) and 2(B) hereof have been received by Employee in accordance with the wire transfer instructions specified on Exhibit A-1.

     2. Severance Consideration. In full consideration of executing the Agreement, Vitalink will, upon the expiration of the revocation period set forth in paragraph 4(e), pay or provide to Employee the following benefits:

     A) The sum of $2,340,000 less lawful withholding paid in accord with Vitalink's standard payroll practices and less any remaining health and dental insurance premiums for this calendar year (as set forth in Subparagraph 2D, below) as set forth on Exhibit A attached hereto.

     B) Earned but unused vacation pay through the Resignation Date less lawful withholding paid in accord with Vitalink's standard payroll practices, as set forth on Exhibit A attached hereto.

     C) All reasonable attorney's fees and expenses paid or owed by Employee which are or were incurred in relation to Vitalink actions regarding Employee and/or preparation of this Agreement and which are or were incurred prior to August 2, 1997. Such legal fees and expenses shall not exceed $75,000, and shall be paid by Vitalink within fifteen (15) days after receiving an invoice from Troutman Sanders LLP with respect to such fees and expenses. Such invoice will not contain detailed time entries, but will provide a recapitulation of the respective attorneys' hours billed and hourly rates.

     D) Health and dental insurance coverage for the Employee, consistent with present Vitalink coverage, until July 31, 2002. Employee shall continue to be responsible for the co-payments, contributions, etc. for which similarly situated Vitalink employees are currently responsible and/or will become responsible under the terms of such insurance programs. Such responsibility shall continue so long as Vitalink is responsible for providing such insurance. In order to retain his rights to such insurance, Employee shall pay to Vitalink at the beginning of each calendar year a lump sum payment equal to the total amount of Employee's contribution obligations for such insurance for that calendar year. Employee shall make such payment by delivering a check made payable to Vitalink Pharmacy Services, Inc. to the Vitalink Senior Vice President of Human Resources. Vitalink will provide annual written notice to Employee of the amount of such payment and Employee shall remit payment within fifteen (15) days of after the date receipt of such written notice. In the event Employee fails to make the required payment within the required time, Vitalink may, at its sole discretion, terminate Employee's insurance. Vitalink shall, upon such termination, have no continuing obligation to Employee under this Paragraph, except as otherwise required by law.

     E) Assignment of Employee's split-dollar life insurance policy to Employee on or before the Separation Resignation Date. A copy of such policy and the assignment documentation is attached hereto as Exhibit B.

     F) Use of the office space and office furnishings and equipment currently used by Employee and his assistant. Such space, furnishings and equipment shall be provided to Employee until August 31, 1997.

     G) Employee shall have until July 31, 1999 to exercise the stock options set forth on Exhibit C, attached hereto. Such options are fully vested and unrestricted.

     3. Complete Release. The Employee, on behalf of himself and his heirs, executors, administrators, assigns, and successors, hereby convenants not to sue and fully releases, dismisses and forever discharges Vitalink and its affiliated entities, as well as its and their trustees, directors, officers, agents, employees, stockholders, attorneys, insurers, representatives, predecessors, assigns, successors, and transferees (hereinafter collectively referred to as "Vitalink"), from any and all actions, causes of action, lawsuits, claims, counterclaims, demands, debts, obligations, damages, judgments, orders, and liabilities of whatever nature, whether known or unknown, which he now owns or holds or has at any time owned or held or may in the future own or hold, arising out of or in any way connected, directly or indirectly, with his employment relationship, employment contract and/or directorship with Vitalink or the termination thereof, or any other occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, occurring on or before the Resignation Date, including, without limiting the generality of the foregoing, any claim for breach of contract, wrongful discharge, torts of any kind, any common law claims now or hereafter recognized, and any claims arising under federal, state or local laws or ordinances, including but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act, the Americans With Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act, the Worker Adjustment and Retraining Notification Act, and the Occupational Safety and Health Act, except with respect to any claims related to criminal activity by Vitalink. This release does not in any way impair Employee's rights to be indemnified to the fullest extent allowed by law in accordance with Paragraph 14 hereof.

     Vitalink, and its affiliated entities (hereinafter collectively referred to as "Vitalink") hereby convenants not to sue and fully releases, dismisses and forever discharges Employee and his heirs, executors, administrators, assigns, and successors, from any and all actions, causes of action, lawsuits, claims, counterclaims, demands, debts, obligations, damages, judgments, orders, and liabilities of whatever nature, whether known or unknown, which they now own or hold or have at any time owned or held or may in the future own or hold, arising out of or in any way connected, directly or indirectly, with Employee's employment relationship, employment contract and/or directorship with Vitalink or the termination thereof, or any other occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, occurring on or before the Resignation Date, including, without limiting the generality of the

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foregoing, any claim for breach of contract, torts of any kind, any common law claims now or hereafter recognized, and any claims arising under federal, state or local laws or ordinances, except with respect to any claims related to criminal activity by Employee.

     Notwithstanding the above, the mutual releases contained in Paragraph 3 hereof specifically exclude any and all obligations of the parties under this Agreement.

     4. Compliance with Law. The Employee hereby acknowledges and agrees that this Agreement and the termination of his employment and all actions taken in connection therewith are in compliance with all applicable laws, including, but not limited to, the Age Discrimination in Employment Act and the Older Workers' Benefits Protection Act and that the release set forth in this Agreement shall apply, without limitation, to any claims brought under any such laws. The Employee further expressly acknowledges and agrees that:

     a. The release given by the Employee in this Agreement is given solely in exchange for the consideration set forth in paragraph 2 of this Agreement and such consideration is in addition to anything of value to which he was already entitled to receive before entering into this Agreement;

     b. By entering into this Agreement, the Employee does not waive rights or claims that may arise from actions by Vitalink after the date this Agreement is executed. Likewise, Vitalink does not waive rights or claims that may arise from actions by Employee after the date this Agreement is executed;

     c. The Employee acknowledges that he has consulted with an attorney of his choice before signing this Agreement;

     d. The Employee has had at least twenty-one (21) days within which to consider the Agreement;

     e. The Employee has seven (7) days following the execution of this Agreement in which to revoke the Agreement. Any revocation of the Agreement must be in writing and delivered to Robert W. Horner, III at Vitalink Pharmacy Services, Inc., One Ravinia Drive, Suite 1240, Atlanta, GA 30346 during the revocation period. This Agreement will become effective and enforceable seven
(7) days following execution by the Employer unless revoked as provided for herein during the seven-day period.

     5. Reason for Separation. The Employee's employment records will show that he resigned from Vitalink.

     6. Non-Admission. The Employee agrees and acknowledges that neither this Agreement nor Vitalink's offer to enter into this Agreement should be construed as an admission by Vitalink that it has acted wrongfully towards the Employee or anyone else, and that Vitalink expressly denies any liability to or having engaged in any wrongful acts or omissions against the Employee.

     Vitalink agrees and acknowledges that neither this Agreement nor Employee's offer to enter into this Agreement should be construed as an admission by Employee that he has

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acted wrongfully towards Vitalink or anyone else, and that Employee expressly denies any liability to or having engaged in any wrongful acts or omissions against Vitalink.

     7. Return of Property. The Employee agrees to return any and all Vitalink property to the Vitalink General Counsel on or before August 5, 1997 with the exception of the Vitalink office furnishings now in Employee's possession which will be returned to the Vitalink General Counsel on or before August 31, 1997. Employee shall not transfer, sell or otherwise dispose of Vitalink property in any manner prior to the Separation Resignation Date.

     8. Confidential Information. The Employee acknowledges that by reason of his positions and his employment agreement with Vitalink, and pursuant to his obligations and fiduciary duties related thereto with Vitalink, he has been given access to lists of accounts, customers, prices, plans and similar confidential materials or information respecting Vitalink's business affairs. The Employee represents that he has held all such materials and information confidential and will continue to do so, and will not use such information for any business purpose without the prior written consent of Vitalink, except as required by law and except if such information is disclosed to the public by a third party who is unrelated to Employee, not in violation of a confidentiality agreement and not in violation of a fiduciary or other duty.

     9. Non-Solicitation. Employee agrees not to solicit any current or future employees of Vitalink during their employment with Vitalink for employment with Employee or any company or entity otherwise affiliated with Employee.

     10. Statements Regarding Vitalink. The Employee agrees not to make any written or verbal derogatory statements in any form concerning Vitalink, his employment with Vitalink, his role as a member of the Board of Directors of Vitalink, or the termination of his employment with Vitalink to any person or entity, except as required by law.

     11. Statements Regarding Employee. Vitalink agrees, and agrees to cause its employees, directors, officers, agents and affiliates, not to make any written or verbal derogatory statements in any form concerning the Employee, his employment with Vitalink, his role as a member of the Board of Directors of Vitalink, or the termination of his employment with Vitalink to any person or entity, except as required by law.

     12. Confidentiality. The Employee agrees to keep the terms, conditionsterms, conditions, negotiations leading to and fact of this Agreement completely confidential and except that he may disclose information which is contained in a mutually agreed upon press release which is attached hereto as Exhibit C. Employee agrees not to disclose any information concerning this Agreement, except as required by law, to any other person, except the Employee's immediate family, personal financial advisor, tax advisor and attorney, provided they agree to keep this information confidential. Without limiting the generality of the foregoing, the Employee will not respond to or in any way participate in or contribute to any public discussion, notice or publicity concerning or in any way related to the execution of this Agreement or the events (including any negotiations) which led to its execution. In addition, without limiting the generality of the foregoing, the Employee specifically agrees not to disclose information regarding this Agreement or the fact of this Agreement to any current or former employee of Vitalink. The Employee agrees that the disclosure by him of the fact of this Agreement or any of its terms and conditions in violation of the foregoing will constitute a material breach of this Agreement. The provisions of this Paragraph do not apply to information regarding this Agreement which Vitalink has disclosed

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to the public and/or which a third party, unrelated to Employee, not in violation of a confidentiality agreement and not in violation of a fiduciary or other duty, has disclosed to the public.

     Vitalink agrees to keep the terms, conditions and facts of this Agreement completely confidential, except that information which is contained in a mutually agreed upon press release which is attached hereto as Exhibit C. Vitalink agrees not to disclose any information concerning this Agreement other than that set forth in Exhibit C, or as required by law, to any other persons, except the Board of Directors, CEO and General Counsel of Vitalink, provided they agree to keep this information confidential. Without limiting the generality of the foregoing, Vitalink and its directors, officers, agents, employees and affiliates will not respond to or in any way participate in or contribute to any public discussion, notice or publicity concerning or in any way related to the execution of this Agreement or the events (including any negotiations) which led to its execution. In addition, without limiting the generality of the foregoing, Vitalink specifically agrees not to disclose information regarding this Agreement to any current or former employee of Vitalink except as provided above. Vitalink agrees that the disclosure by it of the fact of this Agreement or any of its terms and conditions in violation of the foregoing will constitute a material breach of this Agreement.

     13. Participation in Other Actions. The Employee agrees not to participate in any action of any kind by any other employee or former employee of Vitalink and will not testify or otherwise provide evidence in any investigation, hearing, or trial of any such action, except under valid subpoena. The Employee also agrees not to solicit, counsel, advise, suggest, assist, or encourage any claims, demands, rights, or causes of action of any kind of other persons against Vitalink. Employee further agrees to reasonably assist Vitalink in any lawsuit or claim arising from circumstances that took place during Employee's employment, to the extent reasonably necessary to protect Vitalink's interests.

     14. Indemnification. To the maximum extent permitted by law, Vitalink hereby indemnifies and agrees to hold harmless Employee from any costs or expenses incurred by him on account of the fact Employee becomes a party, or is threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Employee is or was a director, officer, employee or agent of Vitalink or any parent or subsidiary of Vitalink. Such costs and expenses shall include, without limitation, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. To the maximum extent permitted by and subject to any requirements of law, expenses incurred by Employee in defending a civil or criminal action, suit or proceeding shall be paid by Vitalink as bills for such services are presented by Employee to Vitalink. In any such matter, Employee shall be entitled to select his own counsel.

     The obligations herein shall bind any successor corporation to Vitalink (whether direct or indirect, by merger, consolidation or otherwise) so that Employee shall stand in the same position under this Agreement with respect to any successor corporation as Employee would have with respect to Vitalink if its separate existence had continued. Vitalink's obligations under this Paragraph shall survive termination of this Agreement and shall survive indefinitely with respect to any costs or liability incurred by Employee on account of any actual or alleged action or inaction by the Employee while employed by Vitalink.

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     15.  Re-employment.  The Employee agrees not to apply for, seek, or otherwise attempt to obtain employment with Vitalink or any of its subsidiaries nor seek a position as a director on Boards of the same. Employee further agrees that neither Vitalink or any of its affiliates or successors shall be under any obligation to re-employ the Employee or appoint him to a director position.

     16. Merger of Understanding. This instrument constitutes and contains the entire agreement and understanding concerning the Employee's employment, the termination thereof and the other matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all employment agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. This Agreement shall not be modified, altered, changed or amended in any respect unless in writing and signed by both parties.

     17. Vitalink shall continue paying to Robin Holtson her salary and other benefits, including all health and dental coverage, through January 31, 1998. While Ms. Holtson will be an independent contractor of Vitalink, her sole duties will be continue as Employee's assistant through such date. If, however, Ms. Holtson accepts employment with another employer (other than Employee) at any time prior to January 31, 1998, Vitalink's obligations under this Paragraph 17 shall cease on the date Ms. Holtson commences such new employment.

     18. Savings Clause. If any provision of this Agreement or the application thereof is held invalid, the invalidity will not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

     19. Governing Law. The rights and obligations of the parties hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to principles of conflict of laws.

     20. Execution in Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, will have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     21. Costs and Expenses. In the event of litigation in connection with or concerning the subject matter of this Agreement, the prevailing party will be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys' fees.

     22. Failure to Enforce. The failure of either party to enforce strictly any provision of this Agreement shall not be construed as a waiver thereof or as excusing the other party from future performance.

     23. Notice. Any notices required or permitted by this Agreement shall be sent by certified or registered mail, return receipt requested or by a national overnight delivery service, addressed as follows:

     If to VITALINK:    Vitalink Pharmacy Services, Inc.
                        ATTN:  Senior Vice President of Human Resources
                        1250 East Diehl Road, Suite 208
                        Naperville, Illinois  60563

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     With a copy to:    Vitalink Pharmacy Services, Inc.
                        ATTN: General Counsel
                        One Ravinia Drive, Suite 1240
                        Atlanta, Georgia 30346

     If to EMPLOYEE:    Gene E. Burleson
                        320 Argonne Dr., N.W.
                        Atlanta, Georgia 30305

     With a copy to:    Walter Jospin
                        Troutman Sanders LLP
                        NationsBank Plaza
                        600 Peachtree Street, NE, Ste. 5200
                        Atlanta, Georgia 30308-2216

and shall be deemed received when actually delivered to such address.

     THE EMPLOYEE ACKNOWLEDGES AND REPRESENTS THAT HE HAS READ AND ACCEPTS AND AGREES TO THE PROVISIONS OF THIS AGREEMENT AND HAS HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH INDIVIDUALS OF THE EMPLOYEE'S OWN CHOICE, AS LIMITED BY PARAGRAPH 12 OF THIS AGREEMENT. THE EMPLOYEE EXECUTES THIS AGREEMENT VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

     EXECUTED THIS 24TH DAY OF JULY, 1997.

                                       EMPLOYEE

                                       /s/ Gene E. Burleson
                                       --------------------------------
                                       Gene E. Burleson

     EXECUTED THIS 24TH DAY OF JULY, 1997.

                                       VITALINK PHARMACY SERVICES, INC.


                                       By: /s/ Robert W. Horner, III
                                           ------------------------------------
                                           Robert W. Horner, III
                                           Senior Vice President,
                                           General Counsel

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                                ACKNOWLEDGMENT
                                --------------

     I, Gene E. Burleson, hereby acknowledge that I was given twenty-one (21) days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

     EXECUTED as of this 24th day of July 1997.


                                       /s/ Gene E. Burleson
                                       ------------------------------------
                                       Gene E. Burleson

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                                  EXHIBIT A-1
                                  -----------

First Union National Bank of Georgia, Troutman Sanders LLP Trust A, Account Number 002052700184683, ABA #061000227, Contact: Robin Huisman Private Banking (404-865-2346).

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